U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 9, 1996

Commission File Number 1-8662

GOLDEN ISLES FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

     Georgia           58-1756713
(State of Incorporation)  (IRS Employer Identification No.)

200 Plantation Chase
St. Simons Island, Georgia             31522
(Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code:
(912) 638-0667

Item 4    Changes in Registrant's Certifying Accountant

     On December 8, 1996, the certifying accountant for Golden Isles Financial Holdings, Inc. (the "Company"),
Francis & Company, of Marietta, Georgia, notified the
Company that it did not wish to be engaged as the Company's certifying accountant for the year ended December 31, 1996.
The report of Francis & Company accompanying the Company's financial statements as of and for the years ended December
31, 1995 and December 31, 1994, did not contain an adverse opinion, or a disclaimer of opinion, and was not modified with respect to any uncertainty, audit scope or accounting principles.

     On December 9, 1996, the Company engaged Mauldin &
Jenkins LLC of Albany, Georgia as its new certifying accountant. The Company did not consult with Mauldin &
Jenkins LLC regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     The decision of the Company to engage new certifying accountants was approved by its Board of Directors. There were, during the two most recent fiscal years of the Company and for the period of January 1, 1996 through the date of this report, no disagreements, whether resolved or unresolved, with Francis & Company with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to its satisfaction would have caused Francis & Company to make reference to the subject matter of the disagreement(s) in connection with its report.

Item 7    Financial Statements, Pro Forma Financial
Information and Exhibits

Exhibit 1        -  Letter from Francis & Company


SIGNATURES


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GOLDEN ISLES FINANCIAL
                              HOLDINGS, INC.


Date:   January 27, 1997      By: /s/ J. Thomas Whelchel
                              J. Thomas Whelchel
                                Chairman


EXHIBIT 1

FRANCIS
&
COMPANY


January 27, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Golden Isles Financial Holdings, Inc.
          File Ref. No. 0-27448

Dear Sirs:

     We were previously the principal accountant for Golden Isles Financial Holdings, Inc. and Subsidiaries (the "Company"), and on February 23, 1996, we reported on the Company's consolidated financial statements as of and for the years ended December 31, 1995 and December 31, 1994. On December 8, 1996, we informed the Company that we do not wish to be appointed as the Company's principal accountant for the year ended December 31, 1996. We have read the Company's statements included under Item 4 of its Form 8-K/A dated January 27, 1997, and we agree with such statements.

                         Very truly yours,

                         FRANCIS & COMPANY


                         By:/S/ Eddie Y. Francis
                            Eddie Y. Francis